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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 27, 2000



                       First Washington Realty Trust, Inc.
                          (Exact Name of Registrant as
                              Specified in Charter)

Maryland                           0-25230                            52-1879972
(State or other              (Commission File No.)              (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                             4350 East-West Highway
                                    Suite 400
                            Bethesda, Maryland 20814
                              (Address of Principal
                               Executive Offices)

                                 (301) 907-7800
                             (Registrant's telephone
                          number, including area code)





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ITEM 5. Other Events

On September 27, 2000, First Washington Realty Trust, Inc. ("First Washington") and U.S. Retail Partners, LLC ("USRP"), along with certain affiliates of each of First Washington and USRP entered into a Master Agreement, Agreement and Plan of Merger, Real Estate Purchase Agreement and Limited Partnership Interest Purchase and Sale Agreement (collectively, the "Agreements") whereby First Washington will sell substantially all of its assets to, and merge with and into, certain affiliates of USRP. Management estimates that the net proceeds of the transactions will yield approximately $26.00 per share of common stock in cash (and approximately $33.33 per share of preferred stock). The ultimate distribution value is subject to a variety of closing adjustments. The Agreements and the press release issued by First Washington are attached hereto as Exhibits 2.1-2.4 and Exhibit 99.1, respectively, and are incorporated herein by reference.

In connection with the transactions contemplated by the Agreements, Stuart D. Halpert, William J. Wolfe and FRW, Inc., a company wholly owned by Halpert and Wolfe, have entered into a Management Agreement, dated as of September 27, 2000, with USRP and its affiliate, USRP, LLC, pursuant to which Halpert, Wolfe and FRW will, after the closing of the Transactions, manage the properties acquired by USRP and its affiliates pursuant to the Agreements.

The Agreements and the transactions contemplated thereby have been unanimously approved by a special committee of independent directors, as well as by the full Board of Directors of First Washington. The transactions contemplated by the Agreements are subject to various customary closing conditions, including, without limitation, (i) obtaining the approval of First Washington stockholders and the partners of First Washington Realty Limited Partnership ("First Washington LP"), (ii) the Management Agreement remaining in full force and effect, (iii) receiving estoppel certificates from specified major tenants and a sufficient percentage of other tenants; (iv) no change or changes having occurred that, individually or collectively with all other changes, has had or is reasonably likely to have a material adverse effect on the business, results of operations, financial condition or operating income of First Washington, First Washington LP and their subsidiaries, taken as a whole, (v) receiving various consents of third parties to the transactions contemplated by the Agreements and (vi) subject to qualifications for materiality, all of the representations and warranties made by each party being true as of the closing of the transactions contemplated by the Agreements, and the covenants and agreements of each party having been performed.

First Washington, its directors, executive officers and certain other members of management and employees may be soliciting proxies from First Washington stockholders in favor of the transactions contemplated by the Agreements. As of the date of this communication, the officers and directors of First Washington each beneficially own less than 1% of the outstanding common stock of First Washington, other than Stuart D. Halpert and William J. Wolfe, who each beneficially owns approximately 3.6%.



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ITEM 7(c). Exhibits

Exhibits

2.1 Master Agreement, dated as of September 27, 2000, by and among USRP I, LLC, USRP GP, LLC, USRP LP, LLC, U.S Retail Partners Limited Partnership, U.S. Retail Partners, LLC, First Washington Realty Trust, Inc. ("First Washington"), First Washington Realty Limited Partnership ("First Washington LP") and each of the directly or indirectly wholly-owned subsidiaries of First Washington and First Washington LP.

2.2 Real Estate Purchase Agreement, dated as of September 27, 2000, by and among First Washington, First Washington LP, and certain of their direct and indirect subsidiaries, and USRP I, LLC.

2.3 Agreement and Plan of Merger, dated as of September 27, 2000, by and among USRP GP, LLC, U.S. Retail Partners Limited Partnership, First Washington and First Washington LP.

2.4 Limited Partnership Interest Purchase and Sale Agreement, dated as of September 27, 2000, by and between First Washington and USRP LP, LLC.

99.1 Press Release of First Washington Realty Trust, Inc., dated September 28, 2000.










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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIRST WASHINGTON REALTY TRUST, INC.



                                     By: /s/
                                        James G. Blumenthal
                                        Executive Vice President and
                                        Chief Financial Officer


Date:  September 28, 2000




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Exhibit Index

2.1 Master Agreement, dated as of September 27, 2000, by and among USRP I, LLC, USRP GP, LLC, USRP LP, LLC, U.S Retail Partners Limited Partnership, U.S. Retail Partners, LLC, First Washington Realty Trust, Inc. ("First Washington"), First Washington Realty Limited Partnership ("First Washington LP") and each of the directly or indirectly wholly-owned subsidiaries of First Washington and First Washington LP.

2.2 Real Estate Purchase Agreement, dated as of September 27, 2000, by and among First Washington, First Washington LP, and certain of their direct and indirect subsidiaries, and USRP I, LLC.

2.3 Agreement and Plan of Merger, dated as of September 27, 2000, by and among USRP GP, LLC, U.S. Retail Partners Limited Partnership, First Washington and First Washington LP.

2.4 Limited Partnership Interest Purchase and Sale Agreement, dated as of September 27, 2000, by and between First Washington and USRP LP, LLC.

99.1 Press Release of First Washington Realty Trust, Inc., dated September 28, 2000.